UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(RULE 14C-101)
INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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BRP GROUP, INC.
(Name of Registrant as Specified in Its Charter)

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NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
September    , 2020
Dear Stockholders:
We are furnishing the attached Information Statement to the holders of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), of BRP Group, Inc., a Delaware corporation (the “Company,” “we,” “us,” “our” or similar terminology). The purpose of the Information Statement is to notify the Company’s stockholders that, in lieu of a meeting of the Company’s Board of Directors (the “Board”) and a meeting of the Company’s stockholders, respectively, and pursuant to Sections 141(f), 228 and 242 of the Delaware General Corporation Law (the “DGCL”), the Board, Trevor L. Baldwin, Joseph D. Finney, Daniel Galbraith, Bradford L. Hale, Christopher J. Stephens, Elizabeth H. Krystyn, Elizabeth H. Krystyn 2019 Grantor Retained Annuity Trust I dated September 30, 2019, Elizabeth H. Krystyn 2019 Grantor Retained Annuity Trust II dated September 30, 2019, Laura R. Sherman, Laura R. Sherman GRAT 2019-1 dated September 30, 2019, Laura R. Sherman GRAT-2 dated September 30, 2019, John A. Valentine, John A. Valentine 2019 Grantor Retained Annuity Trust dated September 30, 2019, Kristopher A. Wiebeck, Kristopher A. Wiebeck 2019 Grantor Retained Annuity Trust dated September 30, 2019, Baldwin Insurance Group Holdings, LLC, Millennial Specialty Holdco, LLC, James Roche, Insurance Agencies of the Villages, Inc., The Villages Invesco, LLC, Highland Risk Services LLC, Insurance Risk Partners, LLC and Insurance Affordable, Inc. (collectively, the “Voting Stockholders”), the holders of approximately 51.73% of our outstanding Common Stock, as of August 28, 2020, have taken action and approved, by written consent, an amendment (the “Amendment”) to Article Four of the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), to increase the number of authorized shares of Class B Common Stock from 50,000,000 to 100,000,000.
This Notice of Stockholder Action by Written Consent shall constitute notice to you of the Voting Stockholders taking action by written consent under Section 228 of the DGCL.
The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Information Statement constitutes further notice to you of the aforementioned corporate actions to be taken without a meeting, by less than unanimous consent of our stockholders, pursuant to Section 228 of the DGCL. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Information Statement or the actions taken by the Voting Stockholders, including with respect to the approval of the Amendment. No meeting of our stockholders will be held or proxies requested because we have received written consent to these matters from the Voting Stockholders who collectively hold a majority of the aggregate issued and outstanding shares of our voting stock.
Under Rule 14c-2(b) of the Exchange Act, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about September [18], 2020. The record date established for purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, was August 28, 2020.
THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely

Name: Trevor L. Baldwin
Title: Chief Executive Officer

BRP GROUP, INC.
4211 W. Boy Scout Blvd.
Tampa, Florida 33607
(866) 279-0698
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY, AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
INTRODUCTION
This Information Statement is being furnished to the stockholders of BRP Group, Inc. (the “Company,” “we,” “us,” “our” or similar terminology) in connection with the actions to be taken by us as a result of a written consent in lieu of a meeting of the Company’s Board of Directors (the “Board”) and the Company’s majority stockholders, respectively, pursuant to Sections 141(f), 228 and 242 of the Delaware General Corporation Law (the “DGCL”), dated as of August 28, 2020.
This Information Statement and Notice of Stockholder Action by Written Consent is being furnished by us to our stockholders of record as of August 28, 2020 (the “Record Date”), to inform our stockholders that the Board, Trevor L. Baldwin, Joseph D. Finney, Daniel Galbraith, Bradford L. Hale, Christopher J. Stephens, Elizabeth H. Krystyn, Elizabeth H. Krystyn 2019 Grantor Retained Annuity Trust I dated September 30, 2019, Elizabeth H. Krystyn 2019 Grantor Retained Annuity Trust II dated September 30, 2019, Laura R. Sherman, Laura R. Sherman GRAT 2019-1 dated September 30, 2019, Laura R. Sherman GRAT-2 dated September 30, 2019, John A. Valentine, John A. Valentine 2019 Grantor Retained Annuity Trust dated September 30, 2019, Kristopher A. Wiebeck, Kristopher A. Wiebeck 2019 Grantor Retained Annuity Trust dated September 30, 2019, Baldwin Insurance Group Holdings, LLC, Millennial Specialty Holdco, LLC, James Roche, Insurance Agencies of the Villages, Inc., The Villages Invesco, LLC, Highland Risk Services LLC, Insurance Risk Partners, LLC and Insurance Affordable, Inc. (collectively, the “Voting Stockholders”), as the holders of approximately 51.73% of our outstanding Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), voting together as a single class, as of August 28, 2020, have taken action and approved, by written consent, an amendment (the “Amendment”) to Article Four of our Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), to increase the number of authorized shares of Class B Common Stock from 50,000,000 to 100,000,000 (the “Corporate Action”).
This Information Statement is being sent to you to notify you of the Corporate Action being taken and shall constitute notice to you of the Voting Stockholders taking action by written consent under Section 228 of the DGCL.
The ability to proceed without a special meeting of the stockholders to approve, adopt and/or ratify the Corporate Action is authorized by Sections 228 and 242 of the DGCL which provides that, unless otherwise provided in our Amended and Restated Certificate of Incorporation, actions required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such consent shall have the same force and effect as a majority vote of the stockholders and may be stated as such in any document. Our Amended and Restated Certificate of Incorporation permits actions by written consent of stockholders in lieu of a meeting so long as the Majority Ownership Requirement (as defined in the Amended and Restated Certificate of Incorporation) continues to be met. As of the date of the written action by the voting stockholders, the Majority Ownership Requirement was met. Thus, to eliminate the cost and time involved in holding a meeting, and in order to take the Corporate Action as described in this Information Statement, certain of our stockholders representing in excess of 50% of the voting stock executed and delivered the written consent to us.
We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the DGCL and of Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is dated as of September     and is being sent or given to our stockholders of record as of August 28, 2020 (the “Record Date”).
As of the Record Date, there were 79,189,134 shares of our Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. We do not have any shares of preferred stock issued and outstanding. The required vote for the adoption of the Amendment was a majority of the issued and outstanding shares of Common Stock. On August 28, 2020, the Voting Stockholders, as the holders of record of approximately 51.73% of the outstanding shares of our voting stock on such date, executed a written consent adopting, approving and/or ratifying the Corporate Action. When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228 of the DGCL requires notice of the action to those stockholders who did not vote. This Information Statement and the accompanying Notice of Stockholder Action by Written Consent constitute notice to you of the action by written consent as required by Section 228 of the DGCL. Because we have obtained sufficient stockholder approval of the Corporate Action, no other consents or votes will be solicited in connection with this Information Statement.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Under federal securities laws, the Corporate Action may not be completed until 20 calendar days after the date of distribution of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Corporate Action will not occur until that time has elapsed.
Dissenters’ Rights of Appraisal
Under the DGCL, Company stockholders are not entitled to appraisal rights with respect to the Corporate Action.
Proposals by Security Holders
No stockholder has requested that we include any additional proposals in this Information Statement.
Interest of Certain Persons In or Opposition to Matters to be Acted Upon
We are not aware of any substantial interest, direct or indirect, by our executive officers or directors that is in favor of or in opposition to the Corporate Action.
Security Ownership of Certain Beneficial Owners and Management
As of the Record Date, the Company had 79,189,134 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote per share. The following table sets forth the beneficial ownership of the Common Stock as of the Record Date by each person who served as a director and/or an executive officer of the Company on the Record Date, the number of shares beneficially owned by all of the Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Common Stock as of the Record Date. The business address for each of the Company’s officers and directors is 4211 W. Boy Scout Blvd., Tampa, Florida 33607.

Name and address of beneficial owners	Amount and nature of beneficial ownership of Class A Common Stock	Approximate percentage of outstanding Class A Common Stock(1)	Amount and nature of beneficial ownership of Class B Common Stock	Approximate percentage of outstanding Class B Common Stock(1)	Combined voting power(2)
Named Executive Officers and Directors:
Lowry Baldwin(3)(9)	—	*	17,018,145	37.6%	41.3%
Trevor Baldwin(4)	21,571	*	120,172	*	*
Kristopher Wiebeck(5)	20,563	*	1,709,332	3.8%	2.2%
John Valentine(6)	19,139	*	1,459,169	3.2%	1.9%
Daniel Galbraith	10,719	*	1,376,592	3.0%	1.8%
Bradford Hale	7,000	*	120,171	*	*
Christopher Stephens	—	*	71,430	*	*
Phillip Casey	133,789	*	—	*	*
Robert Eddy(7)	5,789	*	6,263,805	13.8%	7.9%
Joseph Kadow(8)	7,105	*	—	*	*
Barbara Matas	2,105	*	—	*	*
Chris Sullivan	83,789	*	—	*	*
All directors and executive officers as a group (12 persons)	311,569	*	28,138,816	62.2%	35.9%
Other 5% Stockholders:
The Villages Invesco, LLC(10)	—	*	6,263,805	13.8%	7.9%
Millennial Specialty Holdco, LLC(11)	—	*	4,285,714	9.5%	5.4%
Elizabeth Krystyn(12)	—	*	2,640,876	5.8%	3.3%
Laura Sherman(13)	—	*	2,940,875	6.5%	3.7%
MSD Capital, L.P.(14)	1,600,000	4.7%	—	*	2.0%
BAMCO Inc.(15)	2,589,130	7.6%	—	*	3.3%
Nuveen Asset Management, LLC(16)	3,415,335	10.1%	—	*	4.3%
Russ Blakely & Associates, LLC(17)	—	*	1,104,890	2.4%	1.4%
Path 230, Inc. f/k/a Rosenthal Bros., Inc.(18)	—	*	1,164,393	2.6%	1.5%
Trinity Benefit Advisors, Inc.(19)	—	*	1,353,762	3.0%	1.7%
* Less than 1%
____________

(1)
Applicable percentages are based on 33,941,423 shares of Class A Common Stock and 45,247,711 shares of Class B Common Stock outstanding as of the Record Date. This table is based upon information supplied by officers, directors, and principal stockholders and Schedule 13D(s) and 13G(s) filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Calculated as the sum of the number of shares of Common Stock owned, divided by the amount of Common Stock outstanding of 79,189,134 as of August 28, 2020.

(3)	Consists of 17,018,145 shares beneficially owned by Baldwin Insurance Group Holdings, LLC (“BIGH”), an entity controlled by Lowry Baldwin.

(4)	Excludes the shares indirectly held by Trevor Baldwin through his 18.9% ownership interest (directly and through a trust) in BIGH, an entity controlled by Trevor Baldwin’s father, Lowry Baldwin.

(5)
Mr. Wiebeck’s Class B Common Stock consists of 1,177,904 shares beneficially owned directly by Mr. Wiebeck, 35,751 shares beneficially owned by KMW Consulting LLC and 495,677 shares beneficially owned by the Kristopher A. Wiebeck 2019 Grantor Retained Annuity Trust dated September 30, 2019.

(6)
Mr. Valentine’s Class B Common Stock consists of 1,268,843 shares beneficially owned directly by Mr. Valentine and 190,326 shares beneficially owned by the John A. Valentine 2019 Grantor Retained Annuity Trust dated September 30, 2019.

(7)
Includes 6,263,805 shares of Class B Common Stock beneficially held by The Villages Invesco, LLC (“Villages Invesco”) for which Mr. Eddy serves as the Chief Financial Officer and, as a result of his position, he may be deemed to be the beneficial owner of those shares. Mr. Eddy serves on the board of directors of the Company as a designee of Villages Invesco. Mr. Eddy disclaims beneficial ownership of any shares of Class A Common Stock held by Villages Invesco. The address for Mr. Eddy is c/o The Villages Invesco, LLC, 3619 Kiessel Road, The Villages, Florida 32163.

(8)	Mr. Kadow’s Class A Common Stock consists of 2,105 shares beneficially owned directly by Mr. Kadow and 5,000 shares beneficially owned by the Joseph J. Kadow Revocable Trust of 2018.

(9)
A group comprised of BIGH, Elizabeth Krystyn, Laura Sherman, Trevor Baldwin, our Chief Executive Officer, Kris Wiebeck, our Chief Financial Officer, John Valentine, our Chief Partnership Officer, Daniel Galbraith, our Chief Operating Officer, Brad Hale, our Chief Accounting Officer, Christopher Stephens, our General Counsel, Joseph D. Finney, James Roche, Millennial Specialty Holdco, LLC, Highland Risk Services LLC and certain trusts established by such individuals are party to the Voting Agreement with Lowry Baldwin, our Chairman, pursuant to which, in connection with any meeting of our stockholders or any written consent of our stockholders, each of the parties to the Voting Agreement will agree to vote or exercise their right to consent in the manner directed by Lowry Baldwin. As a result, Lowry Baldwin may be deemed to beneficially own an additional 15,693,748 shares.

(10)
Includes 6,263,805 shares beneficially held by Villages Invesco. Villages Invesco expressly disclaims beneficial ownership with respect to any other shares of Common Stock. Villages Invesco is 100% owned in equal amounts and jointly controlled by the family trusts of Mark G. Morse, Tracy L. Dadeo, and Jennifer L. Parr. The managers of Villages Invesco consist of five individuals, including Mark G. Morse. The business address for The Villages Invesco, LLC is 3619 Kiessel Road, The Villages, Florida 32163.

(11)
Includes 4,285,714 shares beneficially held by Millennial Specialty Holdco, LLC (“Millennial”). James Roche is the managing member of Millennial and disclaims beneficial ownership of any shares owned by Millennial except to the extent of his pecuniary interest in such securities. The business address for Millennial Specialty Holdco, LLC is 4211 W. Boy Scout Blvd., Tampa, FL 33607.

(12)
Consists of 2,031,998 shares beneficially owned directly by Mrs. Krystyn, 304,439 shares beneficially owned by the Elizabeth Krystyn 2019 Grantor Retained Annuity Trust I dated September 30, 2019 and 304,439 shares beneficially owned by the Elizabeth Krystyn 2019 Grantor Retained Annuity Trust II dated September 30, 2019.

(13)
Consists of 2,712,542 shares beneficially owned directly by Mrs. Sherman, 152,220 shares beneficially owned by the Laura R. Sherman GRAT 2019-1 dated September 30, 2019 and 76,113 shares beneficially owned by the Laura R. Sherman GRAT 2019-2 dated September 30, 2019.

(14)
Based on the most recently available Schedule 13G filed with the SEC on November 6, 2019 by MSD Capital, L.P. According to the Schedule 13G, MSD Sparrowhawk, L.P. and Michael S. Dell have shared voting and dispositive power over the reported shares of Class A Common Stock. MSD Capital, L.P. listed its address as 645 Fifth Avenue, 21st Floor, New York, New York 10022.

(15)
Based on the most recently available Schedule 13G filed with the SEC on February 13, 2020 by BAMCO INC /NY/ (“BAMCO”). According to the Schedule 13G, BAMCO has shared voting and dispositive power over the reported shares of Class A Common Stock. BAMCO listed its address as 767 Fifth Avenue 48th Floor, New York, NY 10153.

(16)
Based on the most recently available Schedule 13G filed with the SEC on July 10, 2020 by Nuveen Asset Management, LLC (“NAM”), TIAA-CREF Investment Management, LLC (“TCIM”), Teachers Advisors, LLC (“TAL”) and TIAA-CREF Mid-Cap Value Fund (“TC MCVF”). According to the Schedule 13G, NAM has sole voting and dispositive power over 782,707 shares of Class A Common Stock, TCIM has sole voting and dispositive power over 27,152 shares of Class A Common Stock, TAL has sole voting and dispositive power over 1,341,154 shares of Class A Common Stock and TC MCVF has shared voting and dispositive power over 1,264,322 shares of Class A Common Stock. NAM listed its address as 333 W. Wacker Drive, Chicago, IL 60606. TCIM listed its address as 730 Third Avenue New York, NY 10017-3206. TAL listed its address as 730 Third Avenue New York, NY 10017-3206. TC MCVF listed its address as 730 Third Avenue New York, NY 10017-3206.

(17)
Based on the most recently available Schedule 13G filed with the SEC on June 11, 2020 by Russ Blakely & Associates, LLC (“Russ Blakely”). According to the Schedule 13G, Russ Blakely has sole voting and dispositive power over 1,104,890 shares of Class A common stock. Russ Blakely listed its address as 4823 Old Kingston Pike, Suite #300 Knoxville, TN 37919.

(18)
Based on the most recently available Schedule 13G filed with the SEC on June 11, 2020 by Path 230, Inc. f/k/a Rosenthal Bros., Inc. (“Rosenthal”). According to the Schedule 13G, Rosenthal has sole voting and dispositive power over 1,164,393 shares of Class A common stock. Rosenthal listed its address as 740 Waukegan Rd., Suite 402 Deerfield, IL 60015.

(19)
Based on the most recently available Schedule 13G filed with the SEC on June 11, 2020 by Trinity Benefit Advisors, Inc. (“Trinity”). According to the Schedule 13G, Trinity has sole voting and dispositive power over 1,164,393 shares of Class A common stock. The total amount of 1,353,762 shares reported by Andrew Mann and Christopher Poynter in the Schedule 13G are owned by Trinity, of which each of Andrew Mann and Christopher Poynter has 50% voting control. Therefore, each of Andrew Mann and Christopher Poynter may be deemed to have beneficial ownership over the shares. Trinity listed its address as 4823 Old Kingston Pike, Suite #300 Knoxville, TN 37919.

DESCRIPTION OF STOCKHOLDER ACTIONS
Introduction
On August 28, 2020, the Board and the Voting Stockholders, acting by written consent, approved the Amendment to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock from 50,000,000 to 100,000,000. The Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) reflecting the Amendment, which will not be filed until at least twenty days following the date of this Information Statement, will be effective upon the filing of such Certificate of Amendment in the form attached as Annex A with the Secretary of State of Delaware.
Purpose of Corporate Action
The purpose of the Corporate Action is to increase the number of authorized shares of Class B Common Stock to accommodate the Company’s long-term strategic acquisition strategy.
Vote Required
Section 242 of the DGCL required the affirmative vote of a majority of the outstanding shares of our Common Stock to approve and adopt the Amendment.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION
Information Available
The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 and any reports prior to or subsequent to that date.
The Company’s filings with the SEC are available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: 4211 W. Boy Scout Blvd., Tampa, Florida 33607.
Stockholder Communications
Stockholders wishing to communicate with the Board may direct such communications to the Company at 4211 W. Boy Scout Blvd., Tampa, Florida 33607, Attn: Christopher Stephens. Mr. Stephens will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.
Delivery Of Documents To Security Holders Sharing An Address
We will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written request sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 4211 W. Boy Scout Blvd., Tampa, Florida 33607.
If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

Name: Christopher Stephens
Title: General Counsel and Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BRP GROUP, INC.
Pursuant to Sections 228 and 242 of the
General Corporation Law of the State of Delaware
BRP Group, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”)
DOES HEREBY CERTIFY:
That the name of the corporation is BRP Group, Inc. (the “Corporation”). The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 1, 2019. On October 25, 2019, the Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law.
That Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation be and hereby is amended by replacing the first paragraph thereof with the following:
“The total number of shares of all classes of stock that the Corporation shall have authority to issue is 450,000,000 shares, consisting of: (i) 400,000,000 shares of common stock, divided into (a) 300,000,000 shares of Class A common stock, with the par value of $0.01 per share (the “Class A Common Stock”) and (b) 100,000,000 shares of Class B common stock, with the par value of $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and (ii) 50,000,000 shares of preferred stock, with the par value of $0.01 per share (the “Preferred Stock”).”
That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.
That this Certificate of Amendment, which amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation as heretofore amended, has been duly adopted in accordance with Section 242 of the General Corporation Law.
[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this __ day of September, 2020.

By:
Name:
Title: